UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 10, 2009

ICONIC BRANDS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-53162	13-4362274
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

 1174 Route 109
Lindenhurst, NY 11757
(Address of Principal Executive Offices)

(631) 991-3174
(Issuer Telephone number)

1921 Denver West Court, Suite 2022
Golden, Colorado 80401
(301) 278-7500
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled "Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs.  These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference.  The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports.  We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01 Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, on June 10, 2009, Iconic Brands, Inc. (formerly, Paw Spa, Inc.) (“we,” “Iconic Brands” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Paw Spa Acquisition, Inc., a Nevada corporation which is a wholly owned subsidiary of the Company (the “Merger Sub”), Harbrew Imports Ltd. Corp., a Florida corporation (“Harbrew Florida”), and Harbrew Imports, Ltd. a New York corporation which is a wholly owned subsidiary of Harbrew Florida (“Harbrew New York”, together with Harbrew Florida, collectively referred to as “Harbrew”), pursuant to which the Company issued to Merger Sub a total of 27,151,984 shares (the “Merger Shares”) of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) at the closing of the transactions contemplated by the Merger Agreement (the “Closing”).  The closing of the transaction took place on June 10, 2009 (the “Closing Date”). Pursuant to the terms of the Merger Agreement, each share of Harbrew Florida’s common stock issued and outstanding immediately prior to the Closing was converted into one share of the Company’s common stock and the remaining Merger Shares were issued to creditors of Harbrew in settlement of their debts.  After the merger, Harbrew New York continued as the surviving company under the laws of the state of New York and became the wholly owned subsidiary of the Company (the “Merger Transaction”).

Prior to the Closing of the Merger Transaction, Harbrew had 295 shareholders (the “Harbrew Shareholders”).  In addition, Mr. Richard J. DeCicco was the sole director and the Chief Executive Officer of Harbrew and William S. Blacker was the Chief Financial Officer of Harbrew.

As a result of the Merger Transaction, Harbrew New York merged with and into the Merger Sub with Harbrew New York becoming the surviving entity and, as a result, Harbrew New York became a wholly owned subsidiary of the Company.

As a further condition of the Merger Transaction, the current officers and directors of the Company resigned effective 10 days after the Closing Date and Richard DeCicco and Bill Blacker were appointed as the new officers and directors of the Company.

The Merger Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the merger consideration, the process of exchanging the consideration and the effect of the merger.

As a condition to the Merger Agreement, Harbrew also settled an amount outstanding with its largest lender, Capstone Capital Group I, LLC (“Capstone”).  The parties entered into a termination agreement (the “Termination Agreement”) whereby Capstone agreed to forgive the $2,833,205 it was owed under a PO Financing Agreement in exchange for: (i) a $500,000 7% unsecured promissory note (the “Promissory Note”); (ii) 1,000,000 shares of Common Stock; (iii) $1,833,205 worth of Series B Preferred Stock; and (iv) a 3-year warrant to purchase up to 1,000,000 shares of Common Stock at an exercise price of $0.50 per shares.  A copy of the Termination Agreement is attached as Exhibit 10.1.  A copy of the Promissory Note is attached as Exhibit 10.2.  A copy of the Certificate of Designations for the Series B Convertible Preferred Stock is attached as Exhibit 3.4.

Additionally, in connection with the Merger Agreement, Harbrew New York also converted a majority of the Promissory Notes (the “Old Notes”) that were previously issued to certain noteholders in 2007 and 2008.  Most of the Old Notes had a 5-year maturity period and a conversion feature where the holders could convert the Old Notes into common stock at a price of $0.50 per share.  As of the date of the Closing, the Company had the aggregate principal amount of $2,670,647 in Old Notes.  Pursuant to an Agreement to Convert the Promissory Notes, the Company offered the noteholders: (a) shares of Common Stock of the Company convertible at $0.50 per share; (b) a 5-year warrant to purchase 100% of the shares of common stock issuable upon conversion of the Old Notes at an exercise price of $1.00 per share, and (c) a 5-year warrant to purchase 100% of the shares of common stock issuable upon conversion of the Old Notes at an exercise price of $1.50 per share.  As part of the Merger Transaction, a total amount of $2,203,154 of the outstanding Old Notes agreed to convert their notes to common stock and the Company issued a total of 4,406,307 shares of Common Stock in satisfaction of those notes.  Immediately following the Closing, there are Old Notes outstanding in the amount of $467,493 which will continue to accrue interest.  A copy of the Conversion Agreement is attached hereto as Exhibit 10.2.

As part of the Merger Transaction and in accordance with Harbrew’s licensing of Danny Devito’s Premium Limoncello (as discussed herein), the Company also entered into certain consulting agreements (the “Consulting Agreements”) with Merger Sub, Harbrew New York and Danny Devito and his affiliates (the “Consultants”), pursuant to which the Company issued a total of 2,086,973 shares of Common Stock, as part of the Merger Shares, which is equal to 4.62% of the outstanding common stock of he Company to Danny DeVito and his affiliates for consulting services.

This transaction is discussed more fully in Section 2.01 of this Current Report.  This brief discussion is qualified by reference to the provisions of the agreements above which are attached to this report as exhibits.

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF MERGER TRANSACTION

As described in Item 1.01 above, on June 10, 2009, we acquired Harbrew New York in accordance with the Merger Agreement.  The closing of the transaction took place on June 10, 2009 (the “Closing Date”).  On the Closing Date, pursuant to the terms of the Merger Agreement, we issued to Merger Sub a total of 27,151,984 shares of Common Stock at the Closing.  Each share of Harbrew Florida’s common stock issued and outstanding immediately prior to the Closing was converted into one share of our common stock and the remaining Merger Shares were issued to creditors of Harbrew in settlement of their debts.  After the merger, Harbrew New York continued as the surviving company under the laws of the state of New York and became the wholly owned subsidiary of the Company.

Prior to the Closing, Harbrew Florida owned 100% of the issued and outstanding capital stock of Harbrew New York and had 295 shareholders.  Pursuant to the Merger Agreement, the shareholders of Harbrew Florida exchanged their shares of Harbrew Florida for shares of the Company on a one-to-one basis.

As part of the Merger Transaction, on June 10, 2009, Harbrew entered into a Termination Agreement with Capstone, pursuant to which certain financing agreements between Harbrew and Capstone, dated January 22, 2007 (the “PO Financing Agreement”) were terminated and the amount owed under the PO Financing Agreements was paid in the following manners:

•
$500,000 was paid pursuant to the terms of the  unsecured promissory note bearing interest at the rate of seven percent (7%) per annum which was delivered to Capstone on the effective date of the Termination Agreement (the “Promissory Note”).

•	$500,000 worth of Common Stock of the Company (which is equal to 1,000,000 shares of Common Stock) was issued to Capstone at an issue price of $0.50 per share; and

•
$1,833,205 worth of Series B Preferred Stock of the Company (which is equal to 916,603 shares of Series B Preferred Stock) was issued to Capstone.  The Class B Preferred Stock has a value of $2.00 per share.

Additionally, in connection with the Merger Agreement, Harbrew New York also converted a majority of the Promissory Notes (the “Old Notes”) that were previously issued to certain noteholders in 2007 and 2008.  Most of the Old Notes had a 5-year maturity period and a conversion feature where the holders could convert the Old Notes into common stock at a price of $0.50 per share.  As of the date of the Closing, the Company had the aggregate principal amount of $2,670,647 in Old Notes.  Pursuant to an Agreement to Convert the Promissory Notes, the Company offered the noteholders: (a) shares of Common Stock of the Company convertible at $0.50 per share; (b) a 5-year warrant to purchase 100% of the shares of common stock issuable upon conversion of the Old Notes at an exercise price of $1.00 per share, and (c) a 5-year warrant to purchase 100% of the shares of common stock issuable upon conversion of the Old Notes at an exercise price of $1.50 per share.  As part of the Merger Transaction, a total amount of $2,203,154 of the outstanding Old Notes agreed to convert their notes to common stock and the Company issued a total of 4,406,307 shares of Common Stock in satisfaction of those notes.  Immediately following the Closing, there are Old Notes outstanding in the amount of $467,493 which will continue to accrue interest.  A copy of the Conversion Agreement is attached hereto as Exhibit 10.2.

As part of the Merger Transaction and in accordance with Harbrew’s licensing of Danny Devito’s Premium Limoncello (as discussed herein), the Company also entered into certain consulting agreements (the “Consulting Agreements”) with Merger Sub, Harbrew New York and Danny Devito and his affiliates (the “Consultants”), pursuant to which the Company issued a total of 2,086,973 shares of Common Stock, as part of the Merger Shares, which is equal to 4.62% of the outstanding common stock of he Company to Danny DeVito and his affiliates for consulting services.

The Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Merger.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10-SB under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger, with such information reflecting the Company and its securities upon consummation of the Merger.

BUSINESS

DESCRIPTION OF BUSINESS

Iconic Brands was incorporated in the State of Nevada on October 21, 2005. Our plan was to provide mobile grooming and spa services for cats and dogs. Our services were going to include bathing, hair cutting and styling, brushing/combing, flea and tick treatments, nail maintenance and beautification, ear cleaning, teeth cleaning, hot oil treatments, and massage. The pricing for these services vary based on the size of the animal, packaged service specials, and required travel necessary. We did not have any business operations and failed not generate any revenues. We planned to provide an assigned groomer with a properly equipped van capable of providing all necessary services to our clients, however, we were not able to successfully start this business.  We abandoned this business, as we lacked sufficient capital resources, and entered into the Merger Transaction.

BUSINESS DEVELOPMENT OF HARBREW

Overview

Harbrew New York, is a company incorporated under the laws of New York. Harbrew is a brand owner of self-developed alcoholic beverages and is in the business of importing and wholesaling spirits and wine to distributors in the United States both on a national basis and to retail licensees both on and off premise in New York, through its wholesale license.

Business

Harbrew New York, is a company incorporated under the laws of New York. Harbrew is a brand owner of self-developed alcoholic beverages and is in the business of importing and wholesaling spirits and wine to distributors in the United States both on a national basis and to retail licensees both on and off premise in New York, through its wholesale license. Harbrew is federally licensed, maintaining licenses to both import and sell to wholesale licensed distributors in 51 markets in the United States. In addition to the federal import and wholesale licenses, it maintains a federal customs bonded facility license for our premises in Lindenhurst, New York. Within the licensing category, it also maintains a New York State wholesale license and a New York State warehousing license, permitting the company to warehouse products of other companies.

Harbrew’s objective is to continue to build a unique portfolio of global brands, with a primary focus on increasing brand case sales. To achieve this end, Harbrew is focusing on penetrating select markets. The company believes that the key national markets in the United States for its products are New York, Florida, Texas, California, Illinois and Massachusetts. Harbrew intends to vigorously market our brands by utilizing a combination of both traditional and non-traditional media, Internet-specific methods and campaigns. Currently, the company’s marketing is focused on the key national markets.

History and Corporate Organization

Prior to the consummation of the Merger Agreement, Harbrew New York was a wholly-owned subsidiary of Harbrew Florida.  Harbrew Florida was incorporated in the state of Florida on January 4, 2007, under the former name Stassi Harbrew Imports Corp., pursuant to the Bankruptcy Court Approved Reorganization Plan for the Stassi Interaxx, Inc. (“Stassi”) reorganization confirmed on December 20, 2006. On May 17, 2007, Harbrew Florida acquired Harbrew New York, a New York corporation incorporated on September 8, 1999 engaged in importing and wholesaling spirits, wine and beer.  As a result, Harbrew New York became a wholly-owned subsidiary of Harbrew Florida.

THE MERGER

On June 10, 2009, Merger Sub, Harbrew Florida, Harbrew New York and we entered into a Merger Agreement which resulted in Harbrew New York becoming our wholly owned subsidiary (the “Merger”).  The Merger was accomplished by means of a Merger Agreement in which Harbrew New York merged with and into Merger Sub and each share of Harbrew’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into one share of Iconic Brands’ common stock.  Under the terms of the Merger Agreement and as a result of the Merger:

•	Harbrew New York became our wholly owned subsidiary;

•
In exchange for all of the shares of Harbrew common stock, each share of Harbrew’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into one share of Iconic Brands’ common stock;

This transaction closed on June 10, 2009.

OUR BRANDS

Harbrew markets specific beverage brands nationally and internationally. Some of the major brands marketed by us include:

•	Danny DeVito’s Premium Limoncello

Limoncello is a popular Italian after-dinner drink, traditionally served ice-cold. Danny DeVito’s Premium Limoncello is a lemon liqueur produced in Southern Italy, mainly in the region around the Gulf of Naples, the Amalfi coast and the Islands of Ischia and Capri, but also in Sicily, Sardinia and the Maltese island of Gozo. Danny DeVito’s Premium Limoncello is produced exclusively using lemons from Sorrento, Italy, which are harvested and immediately processed in a distillery situated on the Sorrento peninsula. At the October 2007 International Review of Spirits competition, this product was awarded a “Gold Medal” with 90 points and earned a rating of “Exceptional.” This international competition is run by the Beverage Tasting Institute of Chicago, an independent corporation.

Harbrew believes that, in the U.S. market, the potential of our Limoncello drink has been virtually untapped. It also believes that Danny DeVito’s Premium Limoncello is the first “branded” product in an “unbranded” category. Harbrew has an exclusive perpetual license agreement with Seven Cellos, LLC, Danny DeVito’s company, and, in accordance with that agreement, net profits are shared between us and Seven Cellos, LLC. For the terms of that agreement, see “License Agreements” below.

•	Glen Master Single Malt Scotch Whisky

Glen Master Single Malt Scotch Whisky is a collection of single malt Scotch whiskies. Hand picked, rather than randomly chosen, the Glen Master range of whiskies is the result of hours of expert nosing. The character of Scotch whisky is influenced by many factors, but prime among these is the quality of the cask and the storage conditions in which the whisky has been matured. Bottled at ambient temperature, the original style is enhanced with all the color coming naturally from the wood, as the whisky matures over the years. Judging when the whisky has reached its peak of perfection is a rare expertise that we believe the makers of Glen Master Single Malt Scotch Whisky possess.

•	St. Andrews “The Champion” Whisky

St. Andrews “The Champion” Whisky is a 21-year old blended Scotch whisky that comes in a limited number decanter with each box individually numbered. St. Andrews Beverages Limited, considered a master blender in the industry, has selected high quality malts and grain whiskies to create a marriage between these ingredients. The Champion received 86 points and was awarded a “Silver Medal” at the January 2005 International Review of Spirits competition, run by the Beverage Tasting Institute of Chicago. St Andrews whiskies, both single malt and blended, fit into our family of brands.

•	Bench 5 and Bench 15 Premium Scotch Whisky

Bench 5 Premium Scotch whisky is marketed as a well-matured and rounded five-year old Scotch whisky with a smooth mellow flavor. Our “celebrity brand partner” for this Scotch is Johnny Bench, the hall of fame catcher. Following in the footsteps of Bench 5, we also introduced Bench 15 Premium Scotch whisky, a 15-year old Scotch whisky.

The territory and years remaining on the term of each of our brand’s exclusivity are as follows:

Brand	Territory	Remaining Term

Danny DeVito’s Premium Limoncello	Worldwide	unlimited

St. Andrews “The Champion” Scotch Whisky	North America	5 years
Bench 5 and 15 Scotch Whisky	Worldwide	unlimited
Glen Master Single Malt Scotch	Worldwide	unlimited

Each of the above licenses is renewable by its terms.

GROWTH STRATEGY

Our objective is to continue to build a unique portfolio of global brands aimed at the premium market, with a primary focus on increasing both total and individual brand case sales. To achieve this, we intend to focus on the following:

•
Increase market penetration of existing brands. The utilization of the existing distribution relationships, sales expertise and targeted marketing activities to achieve growth and gain additional market share for the brands with retail stores, bars, restaurants and, ultimately, with the end consumers in the United States; adding experienced salespeople in selected markets; increase sales to national chain accounts and begin to penetrate international markets.

•
Build brand awareness through marketing, advertising and promotional activities. Building brand campaigns that emphasize the “Gold Medal” awards from the Beverage Tasting Institute of Chicago using advertising firms, billboards, print advertisements and in-store promotional materials, to increase consumer brand awareness.

•
Selectively add new brands to the portfolio. We intend to continue developing new brands and pursuing strategic relationships, joint ventures and, to a lesser extent, acquisitions, to selectively expand the portfolio of brands. In particular, we will focus on our demonstrated ability to partner with celebrities to create unique brands that reflect each celebrity’s image within their marketplace.

MARKETING STRATEGY

We are in the process of building our brands into the United States market. To achieve this end, we are focusing on penetrating select markets with the intention of influencing the remainder of the country as a result. We believe that the key national markets in the United States for our products are New York, Florida, Texas, California, Illinois and Massachusetts. We believe that creating brand awareness — both awareness of the brands, as well as the appropriate impression associated with them — in these select markets is of the utmost importance, as these markets tend to be the opinion leaders for the country.

We intend to vigorously market our brands by utilizing a combination of both traditional media and non-traditional, Internet-specific methods and campaigns. Initially, marketing is focused on the key national markets. Our marketing campaigns have four separate marketing objectives:

•	Create each brand, its placement and value in the marketplace;

•	Ensure a steady interest among distributors, wholesalers and both categories of retail outlets;

•	Create brand awareness and appetite in the mind of the consuming public; and

•	Penetrate throughout all key markets within the United States.

DIRECT SALES STRATEGY

Within the spirits distribution industry, the key mode of sales generation is tied to a direct sales force for both the importer and distributor business lines. We intend to increase our sales staff by adding four new sales people to our New York sales force. These salespeople will not only sell in the New York metropolitan market, but will assist in our national exposure efforts.

During the next 12 months, we intend to dedicate additional people both to the New York sales force, as well as defined personnel for the national efforts. This national sales force will target distributors in the key markets, as well as large secondary markets in the cities of Atlanta, Philadelphia, Dallas and Houston, among others.

DISTRIBUTION NETWORK

We believe that our distribution network and New York State wholesale license are among our competitive strengths. We believe that the rapid introduction of Danny DeVito’s Premium Limoncello in the major markets with subsequent re-orders during the holiday season reinforces and further bolsters our confidence in our ability to bring new brands to market and quickly establish them as brands of choice. Additionally, we believe the awards given by the Beverage Tasting Institute of Chicago for Danny DeVito’s Premium Limoncello confirms our ability to not only develop new products, but to recognize the value of brands selected.

Domestic Distribution

General. Importers of distilled spirits in the United States must sell their products through a three-tier distribution system. An imported brand is first sold to a U.S. importer, which then sells it to a network of distributors, or wholesalers, covering the United States, in either “open” states or “control states. In the 31 open states, the distributors are generally large, privately-held companies. In the 19 control states, the states themselves function as the distributor, and suppliers like our company are regulated by these states. The distributors and wholesalers, in turn, sell to the individual liquor retailers, such as liquor stores, restaurants, bars, supermarkets and other outlets in the states in which they are licensed to sell beverage alcohol. In larger states such as New York, more than one distributor may handle a brand in separate geographical areas. We are a licensed wholesaler in the state of New York, which gives us a competitive advantage in bringing a product to this large market in the shortest time possible. In control states, where liquor sales are controlled by the state governments, importers must sell their products directly to the state liquor authorities, which also act as the distributors and either maintain control over the retail outlets or license the retail sales function to private companies, while maintaining strict control over pricing and profit.

Importation. We own most of our brands or, by contract, have the exclusive right to act as the U.S. importer of the brands in our portfolio. We have both the federal importer and wholesaler license required by the Alcohol and Tobacco Tax and Trade Bureau, a division of the U.S. Department of the Treasury, and a wholesale liquor license issued by New York State. For those states in which we do not have a wholesale license, we use the services of distributors who have the proper licenses to distribute our products.

Wholesalers and Distributors. In the United States, we are required by law to use state licensed distributors or, in the control states, state-owned agencies performing this function, to sell our brands to the various retail outlets. As a result, we are dependent on them not only for sales, but also for product placement and retail store penetration. We do not have distribution agreements or minimum sales requirements with any of our U.S. alcohol distributors and they are under no obligation to place our products or market our brands. In addition, all of them also distribute the products and brands of our competitors. To that end, the fostering and maintaining of relationships with the distributors is a key to introducing and maintaining product placements and growth within each marketplace.

PUBLIC RELATIONS, ADVERTISING AND TRADE SHOWS

We intend to engage a public relations firm to ensure proper press coverage in spirits industry trade publications. Our public relations efforts will target influential retail outlets, such as popular clubs and restaurants, as well as very specific “image makers,” who have influence on popular trends.

We pursue a selective advertising campaign to promote our brands in appropriate trade magazines such as Market Watch, Wine Spectator, Wine Enthusiast, Penthouse, US magazine, People, Vanity Fair (November and December 2008) and Details (November and December 2008), as well as select influential consumer magazines, such as New York, Time-Out and InStyle, and the city’s high-volume tabloid newspapers. In future years, these print campaigns will be augmented by radio and outdoor buys in key marketplaces. We believe that these placements represent value-added purchases as they have lower cost per thousand page impressions (CPMs) and can more fully illustrate the value and quality of our products.

We intend to expand on our interactive and integrated corporate website, www.iconicbrandsusa.com, to include a fully interactive demonstration of our brands, highlighting all the specific advantages of our offerings. We are pursuing a method by which a “virtual store” can be established to aid the distributors and retail customers in placing orders and helping them to monitor their inventories of our products.

Trade shows are and will remain an integral part of our marketing concept for the purpose of attracting both distributors and wholesalers. In particular, marketing investments are budgeted for several industry-specific expositions. We believe that by attending these annual events, it will aid in establishing our brands and our company as an emergent leader for the industry.

BONDED WAREHOUSE

By maintaining our own bonded warehousing facilities, we gain added flexibility in managing our inventory. Bonded warehouses carry different classifications. One classification allows a bonded warehouse proprietor/company to only warehouse the product that is owned by the proprietor/company and not the property of other companies. The other classification allows a bonded warehouse proprietor/company to both warehouse the product that is owned by the proprietor/company and the property of other companies. We maintain both levels of this license. We believe the fact that one’s inventory is in its own facility where the primary business is conducted gives our company flexibility. We can move product from an “In Bond” condition to a “Tax Paid” condition under our own timeline due to our direct control of the inventory under our company’s own roof. Another advantage of a company having its own bonded warehouse and being in the import and distribution of alcoholic beverages is the company from time to time will run marketing programs that require the product to be enhanced by adding what is referred to as a “value added component” to it. One such example is the addition of gift packaging and then marketing the product as a value-added gift pack. Without a bonded warehouse license under its own control, a company seeking to offer such value-added gift pack would not only have to pay an outside co-packer to perform the manipulation, but would have to pay the federal FET tax in advance of shipping the product to distributors or the trade.

Another advantage is the positive impact having a bonded warehouse has on the company’s cash flow. The company will keep the majority or bulk of the inventory it possesses in an “In Bond” condition until such time as it needs the inventory for sale. The company would then instruct its custom broker to pay the duty on a designated amount of inventory and move the inventory from an “In Bond” status to a “Tax Paid” condition. This process actually gives the company an additional ten or more days of cash flow until the ACH, the automatic transfer of the tax from the company’s account to the federal government. The federal excise tax can significantly impact a company’s cash flow in terms of actual dollars. On a standard nine-liter case of 80 proof Scotch Whiskey, which costs a company approximately $50 per case, the federal excise tax is approximately $30 per case.

LICENSE AGREEMENTS

On April 26, 2007, we entered into an exclusive License Agreement with Seven Cellos, LLC, pursuant to which we were granted a limited license to certain rights in and to Danny DeVito’s name, likeness and biography for use by us in connection with Danny DeVito’s Premium Limoncello. The term of the agreement continues in perpetuity unless the agreement is terminated upon prior notice. In consideration for the license, we agreed to pay royalties as follows: 5% of net profits to Behr Abrahamson & Kaller, LLP and a payment of 50% of the remaining net profits to Danny DeVito. In addition, we granted a warrant to purchase 100,000 shares of our Common Stock to Mr. DeVito, for an exercise price equal to the lower of $1.00 per share or 85% of the 30-day average bid and ask price prior to exercise. We also granted a warrant to Behr Abrahamson to purchase 20,000 shares of our Common Stock for an exercise price equal to the lower of $1.00 per share or 85% of the 30-day average bid and ask price prior to exercise. Danny DeVito agreed to use reasonable efforts to be available for a reasonable number of promotional appearances during each consecutive 12-month period, the duration of which will not exceed two days. Pursuant to the agreement, Mr. DeVito granted us a right of first refusal for a period of five years to license any other liquor, spirit or alcoholic beverage which Danny may determine to endorse or develop. A condition precedent to Danny DeVito’s performance under the agreement is our applying for a trademark for the brand name “Danny DeVito’s Premium Limoncello,” with Danny DeVito being designated as a 50% co-owner of the such trademark. We applied for the trademark on April 10, 2007 (trademark application number 377/152,934), which application is currently being reviewed by the U.S. Patent and Trademark Office.

Pursuant to the Merger Agreement, we entered into an Addendum to the License Agreement whereby we granted Danny Devito the right to receive notice and provide his prior written consent for any material contract that we enter into. Failure to obtain such consent will permit Danny Devito to terminate the License Agreement.  A copy of the Addendum to the License Agreement Attached as Exhibit 10.4.

MANUFACTURING AGREEMENTS

In August 2007, we entered into an Exclusive Manufacturing Agreement with Fagema Sorrento Delizie Di De Luca Antonino and Scala Antonino, an Italian corporation. The term of the agreement is for five years from August 18, 2007, and it automatically renews for additional, consecutive five-year terms unless either party gives written notice at least 90 days prior to the end of the then current term. In return for Fagema Sorrento Delizie Di De Luca Antonino and Scala Antonino’s manufacture and shipping of Danny DeVito’s Premium Limoncello, we pay between $65 and $68 per case of 12 750-ml. bottles. This is an exclusive contract where Fagema Sorrento Delizie Di De Luca Antonino and Scala Antonino is bound to not manufacture or sell Danny DeVito’s Premium Limoncello to anyone other than us, and we are bound to not purchase Danny DeVito’s Premium Limoncello from any other manufacturer.

COMPETITION

We compete on the basis of the strength of our quality, price, brand recognition and distribution. The premium brands compete with other alcoholic beverages for consumer purchases and for shelf space in retail stores, restaurant presence and wholesaler attention. In addition to the six major companies listed below, we compete with numerous international producers and distributors of beverage alcohol products, many of which have greater resources than are currently available to us. According to Beverage Media, over the past ten years, the U.S. distilled spirits industry has undergone dramatic consolidation and realignment of brands and brand ownership. The number of major spirit importers in the United States has significantly declined due to mergers and brand ownership changes and consolidation. While historically there were a substantial number of companies owning one or more major brands, today there are six major companies: Diageo PLC, Pernod Ricard SA, Bacardi Ltd., Brown-Forman Corp., Fortune Brands Inc. and Constellation Brands. We believe that we are in a better position to partner with small to mid-size brands in that we can make quicker decisions and move to market faster than these larger organizations.

GOVERNMENT REGULATION

We hold several federal beverage alcohol permits and are subject to the jurisdiction of the Federal Alcohol Administration Act (27 C.F.R. Parts 19, 26, 27, 28, 29, 31, 71 and 252), U.S. Customs Laws (U.S.C. Title 19), Internal Revenue Code of 1986 ( Subtitles E and F), and the Alcoholic Beverage Control Laws of all 50 states. The Alcohol and Tobacco Tax and Trade Bureau of the United States Treasury Department regulate the spirits industry with respect to production, blending, bottling, sales and advertising and transportation of alcohol products. Each state regulates the advertising, promotion, transportation, sales and distribution of alcohol products within its jurisdiction. We are required to conduct business in the United States only with holders of licenses to import, warehouse, transport, distribute and sell spirits.

Labeling of spirits is also regulated in many markets, varying from health warning labels to importer identification, alcohol strength and other consumer information. Specific warning statements related to risks of drinking beverage products are required to be included on all beverage alcohol products sold in the United States.

In the so-called control states, the state liquor commissions act in place of distributors and decide which products are to be purchased and offered for sale in their respective states. Products are selected for purchase and sale through listing procedures that are generally made available to new products only at periodically-scheduled listing interviews. Products not selected for listings can only be purchased by consumers through special orders, if at all. The following states are control states: Alabama, Idaho, Iowa, Maine, Michigan, Mississippi, Montana, New Hampshire, North Carolina, Ohio, Oregon, Pennsylvania, Utah, Vermont, Virginia, Washington, West Virginia and Wyoming. In addition, Montgomery County in Maryland is a controlled county. The distribution of alcohol-based beverages is also subject to extensive taxation at both the federal and state level.

The industry is subject to regulations that limit or preclude certain persons with criminal records from serving as our officers or directors. Certain regulations prohibit parties with consumer outlet ownership from becoming officers, directors or substantial shareholders. We believe that we are in material compliance with all applicable federal, state and other regulations. We operate in a highly regulated industry which may be subject to more stringent interpretations of existing regulations. Future costs of compliance with changes in regulations could be significant.

We are primarily an importer of distilled spirits produced outside the United States. Adverse effects of regulatory changes are more likely to materially affect earnings and our competitive market position rather than capital expenditures. Capital expenditures in the spirits industry are normally associated with either production facilities or brand acquisition costs. Because we are not a U.S. producer, changes in regulations affecting production facility operations may indirectly affect the costs of the brands we purchase for resale, but we would not anticipate any resulting material adverse impact upon our capital expenditures.

Our industry is dominated by global conglomerates with international brands. Therefore, to the extent that more restrictive marketing and sales regulations are adopted in the future, or excise taxes and customs duties are increased, our earnings could be materially adversely affected. Large international conglomerates have far greater financial resources than we do and would be better able to absorb increased compliance costs.

EMPLOYEES

As of June 15, 2009, we have 10 full-time employees. Our employees are not represented by any collective bargaining agreement, and we have never experienced a work stoppage. We believe we have good relations with our employees. Following our planned funding and expansion later this year, we intend to hire an additional 5 employees. These employees will perform functions in the areas of in-house compliance, accounting, sales, marketing, warehousing and deliveries.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related To Our Business

We have experienced net losses, and we may not be profitable in the future.

We experienced net losses of $3,679,333 and $3,395,185 for the year ended December 31, 2008 and 2007. If we fail to achieve consistent profitability, that failure could have a negative effect on our financial condition.

Our Operating History Does Not Afford Investors a Sufficient History on Which to Base an Investment Decision.

We are a development stage company.  There can be no assurance that at this time we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.  Management believes that our success will depend in large part on our ability to successfully market our products.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

•	competition;
•	need for acceptance of products;
•	ability to continue to develop and extend our brand identity;
•	ability to anticipate and adapt to a competitive market;
•	ability to effectively manage rapidly expanding operations;
•	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;
•	ability to provide superior customer service; and
•	dependence upon key personnel.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

If We Are Unable to Obtain Additional Funding, Our Business Operations Will be Harmed and If We Do Obtain Additional Financing, Our Then Existing Shareholders May Suffer Substantial Dilution.

There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness or that we will not default on our debt obligations, jeopardizing our business viability.  Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We expend significant time and may need to incur significant expense in attracting and maintaining key distributors.

Our marketing and sales strategy will rely on the performance of our independent distributors and our ability to attract additional distributors. We have entered into written agreements with certain of our distributors for varying terms and duration; however, most of our distribution relationships are informal (based solely on purchase orders) and are terminable by either party at will. In addition, despite the terms of the written agreements with certain of our significant distributors, we have no assurance as to the level of performance under those agreements, or that those agreements will not be terminated. There is also no assurance that we will be able to maintain our current distribution relationships or establish and maintain successful relationships with distributors in new geographic distribution areas. Moreover, there is the additional possibility that we will have to incur significant expenses to attract and maintain key distributors in one or more of our geographic distribution areas in order to profitably exploit our geographic markets. We may not have sufficient working capital to allow us to do so.

The nature of our business requires us to develop and maintain relationships with other firms.

We depend on relationships with third parties for product development, research facilities, distilling facilities, bottling, distribution and low-cost marketing. Because of these relationships, we do not expect to invest heavily in fixed assets or factories. We will need to maintain and develop relationships with additional manufacturers as we add products to our product mix. Our success depends on the ability of our producers to deliver high quality products to us with favorable pricing terms. There can be no assurance, however, that we will be able to develop and maintain relationships which provide us the services and facilities we require. If we fail to develop and maintain such relationships, we may be forced to curtail our operations, which could have a material adverse effect on the results of our operations.

We rely heavily on our independent distributors, and this could affect our ability to efficiently and profitably distribute and market our products, and maintain our existing markets and expand our business into other geographic markets.

Our ability to establish a market for our brands and products in new geographic distribution areas, as well as maintain and expand our existing markets, is dependent on our ability to establish and maintain successful relationships with reliable independent distributors strategically positioned to serve those areas. Many of our larger distributors sell and distribute competing products, including non-alcoholic and alcoholic beverages, and our products may represent a small portion of their business. To the extent that our distributors are not focused on selling our products or do not expend sufficient efforts in managing and selling our products, our sales will be adversely affected. Our ability to maintain our distribution network and attract additional distributors will depend on a number of factors, many of which are outside our control, including, but not limited to, (i) the level of demand for our brands and products in a particular distribution area; (ii) our ability to price our products at levels competitive with those offered by competing products; and (iii) our ability to deliver products in the quantity and at the time ordered by distributors.

Our inability to achieve any of these factors in a geographic distribution area will have a material adverse effect on our relationships with our distributors in that particular geographic area, thus limiting our ability to maintain and expand our market, which will likely adversely effect our revenues and financial results.

If we do not maintain the continued service of our executive officers, our business operations may be affected.

Our success is substantially dependent on the performance of our executive officers and key employees.  Given our early stage of development, we are dependent on our ability to retain and motivate high quality personnel.  Although we believe we will be able to engage qualified personnel for such purposes, an inability to do so could materially adversely affect our ability to market, sell, and enhance our products.  The loss of one or more of our key employees or our inability to hire and retain other qualified employees, including but not limited to development staff, new media staff, mobile staff and corporate office support staff, could have a material adverse effect on our business.

We may incur liabilities that we might be unable to repay in the future

We may have liabilities to affiliated or unaffiliated lenders.  These liabilities would represent fixed costs which would be required to be paid regardless of the level of our business or profitability.  There is no assurance that we will be able to pay all of our liabilities.  Furthermore, we are always subject to the risk of litigation from customers, suppliers, employees, and others because of the nature of its business, including but not limited to consumer lawsuits.  Litigation can cause us to incur substantial expenses and, if cases are lost, judgments, and awards can add to our costs.

We may need to raise additional capital, which may not be available on acceptable terms or at all.

We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.  The inability to obtain additional capital may reduce our ability to continue to conduct business operations.  If we are unable to obtain additional financing, we will likely be required to curtail our marketing plans.  Any additional equity financing may involve substantial dilution to our then existing shareholders.

If We Are Unable to Obtain Additional Funding, Our Business Operations Will be Harmed and If We Do Obtain Additional Financing, Our Then Existing Shareholders May Suffer Substantial Dilution.

We will require additional funds to support working capital requirements, advertise and promote existing brands and acquire and build new brands, while reducing current level of debt.  Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy.  There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We face strong competition that could prevent us from adding new customers or expanding our existing customer relationships.

The market for liquor and spirits is intensely competitive, subject to rapid change and significantly affected by new product introductions, pricing strategies and other market activities of industry participants Historically there were a substantial number of companies owning one or more brands, today, there are six major companies: Diageo, Pernod Ricard, Bacardi, Brown-Foreman, Future Brands and Constellation Brands.

We may not be able to protect adequately the trade secrets and confidential information that we disclose to our employees.

We rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position.  Competitors, through their independent discovery (or improper means, such as unauthorized disclosure or industrial espionage), may come to know our proprietary information. We generally require employees and consultants to execute confidentiality and assignment-of-inventions agreements. These agreements typically provide that all materials and confidential information developed by or made known to the employee or consultant during his, her or its relationship with us are to be kept confidential and that all inventions arising out of the employee’s or consultant’s relationship with us are our exclusive property.  Our employees and consultants may breach these agreements and in some instances we may not have an adequate remedy.  Additionally, in some instances, we may have failed to require that employees and consultants execute confidentiality and assignment-of-inventions agreements.

We may be affected by government regulations in the United States, which may delay or hinder its ability to provide services and products.

We operate in a highly regulated industry which may be subject to more stringent interpretations of existing regulations.  We are primarily an importer of distilled spirits produced outside the United States. We believe that adverse effects of regulatory changes are more likely to materially affect earnings and our competitive market position rather than capital expenditures. Capital expenditures in the spirits industry are normally associated with either production facilities or brand acquisition costs .Because we are not a U.S. producer, changes in regulations affecting production facility operations may indirectly affect the costs of the brands we purchase for resale, but we would not anticipate any resulting material adverse impact upon our capital expenditures.

Our industry is dominated by global conglomerates with international brands. Therefore, to the extent that new more restrictive marketing and sales regulations are put forth, or excise taxes and customs duties are increased, our earnings could be materially adversely affected. Large international conglomerates have far greater financial resources than we do and would be better able to absorb increased compliance costs.

We believe we are in material compliance with all applicable federal, state and other regulations. However, future costs of compliance with changes in regulations could be significant.

Our management has limited experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its consultants, attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition.

Risks related to our Common Stock

Ownership interest in our common stock is concentrated in a small group and may conflict with our other future stockholders who may be unable to influence management and exercise control over our business.

Our officers and directors, in the aggregate, beneficially own approximately 38.3% of our outstanding common stock.  As a result, our principal stockholders, officers and directors, acting together, have the ability to control substantially all matters submitted to our stockholders for approval, including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our certificate of incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our principal stockholders, directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our principal stockholders, directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our shares of common stock are very thinly traded, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are very thinly traded, and the price if traded may not reflect our value.  There can be no assurance that there will be an active market for our shares of common stock either now or in the future.  The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors.  There can be no assurance given that there will be any awareness generated.  Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business.  If a more active market should develop, the price may be highly volatile.  Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities.  Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price.  Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

We may be subject to the penny stock rules which will make the shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share.  Penny stocks generally are equity securities with a price of less than $5.00.  The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A substantial majority of our outstanding shares of common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws.  Rule 144 provides in essence that a person who has held restricted securities for a period of at least one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company's outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Bulletin Board).  There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the restricted securities have been held by the owner for a period of two years or more and such owner has not been an affiliate for the 90 day period prior to sale.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion is an overview of the important factors that management focuses on in evaluating our business, financial condition and operating performance and should be read in conjunction with the financial statements included in this Current Report on Form 8-K.  This discussion contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors, including those set forth under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K.

OUR BUSINESS

Prior to the consummation of the Merger Agreement, Harbrew New York was a wholly-owned subsidiary of Harbrew Florida.  Harbrew Florida was incorporated in the state of Florida on January 4, 2007, under the former name Stassi Harbrew Imports Corp., pursuant to the Bankruptcy Court Approved Reorganization Plan for the Stassi Interaxx, Inc. (“Stassi”) reorganization confirmed on December 20, 2006. On May 17, 2007, Harbrew Florida acquired Harbrew New York, a New York corporation incorporated on September 8, 1999 engaged in importing and wholesaling spirits, wine and beer.  As a result, Harbrew New York became a wholly-owned subsidiary of Harbrew Florida.

On June 10, 2009, Merger Sub, Harbrew Florida, Harbrew New York and we entered into a Merger Agreement which resulted in Harbrew New York becoming our wholly owned subsidiary (the “Merger”).  The Merger was accomplished by means of a Merger Agreement in which Harbrew New York merged with and into Merger Sub and each share of Harbrew’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into one share of Iconic Brands’ common stock.  Under the terms of the Merger Agreement and as a result of the Merger:

•	Harbrew New York became our wholly owned subsidiary;

•
In exchange for all of the shares of Harbrew common stock, each share of Harbrew’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into one share of Iconic Brands’ common stock;

This transaction closed on June 10, 2009.

Prior to the merger on June 10, 2009, we had no assets, liabilities, or business operations.  Accordingly, the merger has been treated for accounting purposes as a recapitalization by the accounting acquirer, Harbrew New York, and the financial statements reflect the assets, liabilities, and operations of Harbrew New York from its inception on September 8, 1999 to June 10, 2009 and us thereafter.  References to our company are with respect to Harbrew New York to June 10, 2009 and us thereafter.

We are in the business of importing and wholesaling spirits, wine and beer to distributors in the United States on a national basis and to retail licensees both on and off premise in New York, through our wholesale license.  We are federally licensed, maintaining licenses to both import and sell to wholesale licensed distributors in 51 markets in the United States.  In addition to the federal import and wholesale licenses, we maintain a federal customs bonded facility license for our premises in Lindenhurst, New York.  Within the licensing category, we also maintain a New York State wholesale license and a New York State warehousing license, permitting us to warehouse products of other companies.

RESULTS OF OPERATIONS

Results of Operations for the Period ended March 31, 2009 Compared to the Period ended March 31, 2008

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars. The discussion following the table is based on these results.

	Three Months Ended
	March 31,
	2009	2008
	(Unaudited)	(Unaudited)

Sales	$83,937	$512,048
Cost of goods sold	65,361	417,041
Gross profit	18,576	95,007
Selling, general and administrative expenses:
Selling, marketing and promotion	92,425	67,700
Administrative compensation and benefits	181,344	226,624
Professional fees	149,150	70,114
Occupancy and warehousing	76,562	67,897
Travel and entertainment	25,050	16,761
Office	12,515	5,735
Licenses and permits	1,270	6,020
Other	5,207	5,228
Total	543,523	466,079
Income (loss) from operations	(524,947)	(371,072)
Interest expense	(198,272)	(316,916)
Income (loss) before income taxes	(723,219)	(687,988)
Income taxes	-	-
Net income (loss)	$(723,219)	$(687,988)

Sales:

Sales decreased by $428,111, or 83.6%, from $512,048 for the period ended March 31, 2008 to $83,937 for the period ended March 31, 2009.  This decrease in sales reflects the Company’s re-focus on its celebrity branded products as it directs resources to its organically developed brand portfolio as opposed to the distribution of the products of others.

Cost of goods sold:

Cost of revenue increased by $351,680, or 84.3%, from $417,041 for the period ended March 31, 2008 to $65,361 for the period ended March 31, 2009. This decrease in COGS is consistent with the decrease in sales for the period as the Company shifts its focus and resources towards its organically developed brand portfolio

Gross profit:

Gross profit decreased by $76,431, or 80.4%, from $95,007 for the period ended March 31, 2008 to $18,576 for the period ended March 31, 2009 mainly due to the decrease in sales as the Company refocuses its resources to its organically developed brands.

Selling, general and administrative expenses:

Selling general and administrative expenses for the period ended March 31, 2009 and 2008 were $543,523 and $466,079, respectively, an increase of $77,444, or 16.6%. The increase was due to professional fees incurred in connection with financing activities.

Income (loss) from Operations:

Loss from operations was $524,947 for the period ended March 31, 2009 and $371,072 for the period ended March 31, 2008.  The increase in the loss from operations for the period resulted from the decrease in sales and the increase in expenses as previously described.

Interest Expense:

Interest expense for the period ended March 31, 2009 and 2008 was $198,272 and $316,916, respectively, a decrease of $118,644, or 37.4%. The decrease in interest expense for the period was a result of a rate reset by our largest creditor.

Net Income (loss):

Net loss was $723,219 for the period ended March 31, 2009, compared to $687,988 for the period ended March 31, 2008, an increase of $35,231, or 5.1%. The slight increase in the net loss for the period was a result of decreased sales, professional fees incurred relating to financing activities, and an interest rate reset by our largest creditor.

Results of Operations for the Year ended December 31, 2008 Compared to the Year ended December 31, 2007

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars. The discussion following the table is based on these results.

Harbrew Imports LTD. Corp and Subsidiary
Consolidated Statements of operations

	Year Ended December 31,
	2008	2007
Sales	$1,565,520	$1,658,312

Cost of goods sold	1,163,042	1,078,644

Gross profit	402,478	579,668

Selling, general and administrative expenses:
Selling, marketing and promotion	455,700	938,241
Administrative compensation and benefits	1,327,161	998,468
Professional fees	492,492	315,855
Occupancy and warehousing	233,187	457,570
Travel and entertainment	227,670	223,357
Bad debts		146,040
Office	40,741	61,314
Licenses and permits	37,254	56,410
Other	39,979	26,538

Total	2,854,184	3,223,793

Income (loss) from operations	(2,451,706)	(2,644,125)
Interest income	3,305	2,499
Interest expense	(1,230,932)	(603,559)
Merger fee		(150,000)

Income (loss) before income taxes	(3,679,333)	(3,395,185)

Income taxes	-	-

Net income (loss)	$(3,679,333)	$(3,395,185)

Sales:

Sales decreased by $92,792, or 5.6%, from $1,658,312 for the year ended December 31, 2007 to $1,565,520 for the year ended December 31, 2008. The decrease in sales for the year ended December 31, 2008 as compared to the year ended December 31, 2007 was a result of the Company’s re-focus on its celebrity branded products as it directs resources to its organically developed brand portfolio as opposed to distributing the products of others.

Cost of goods sold:

Cost of revenue increased by $84,398, or 7.8%, from $1,078,644 for the year ended December 31, 2007 to $1,163,042 for the year ended December 31, 2008. Although, there was a slight decrease in sales from the prior period, the Company also incurred a higher cost of goods for its Limoncello brand related to it being certified kosher by the Orthodox Union.  Furthermore, some of the products which the Company sold as a distributor for brands owed by others had less of a profit margin.

Gross profit:

Gross profit decreased by $177,190, or 30.6%, from $579,668 for the year ended December 31, 2007 to $402,478 for the year ended December 31, 2008.  This was due to the decrease in sales and the slight increase in cost of goods sold for the period.

Selling, general and administrative expenses:

Selling general and administrative expenses for the year ended December 31, 2008 and 2007 were $2,854,184 and $3,223,793, respectively, a decrease of $369,609, or 11.5%. The decrease was due to the fact that for the period ended December 31, 2007 significant marketing and promotion expenses were incurred related to the launch of the Company’s Limoncello brand. These same expenses were not incurred during the period ended December 31, 2008.

Income (loss) from Operations:

Loss from operations was $2,451,706 for the year ended December 31, 2008 and $2,644,125 for the year ended December 31, 2007.  This decrease was a result of a reduction of marketing and promotion expenses for the period ended December 31, 2008.

Interest Expense:

Interest expense for the year ended December 31, 2008 and 2007 was $1,230,932 and $603,559, respectively, an increase of $627,373, or 104%. This related to interest on the Company’s borrowings from its asset based lender and also the retroactive change in interest due the holders of its convertible notes.

Net Income (loss):

Net loss was $3,679,333 for the year ended December 31, 2008, compared to $3,395,185 for the year ended December 31, 2007, an increase of $284,148, or 8.4%. The increase in net loss resulted from a decrease in sales, increase in cost of goods sold, and increase in interest expense for the period ended December 31, 2008.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2009, we had negative working capital of $5,634,732 compared to negative working capital of $3,067,080 at March 31, 2008. Our balance of cash and cash equivalents at March 31, 2009 was $631.

As of December 31, 2008, we had negative working capital of $5,013,393 compared to negative working capital of $2,539,703 at December 31, 2007. Our balance of cash and cash equivalents at December 31, 2008 was $10,970.

Our primary uses of cash have been for selling and marketing expenses, employee compensation, new product development and working capital. The main sources of cash have been from the financing of purchase orders and the factoring of accounts receivable. In addition, we issued convertible notes and promissory notes to bridge the gap between our primary lender and our working capital requirements. All funds received have been expended in the furtherance of growing the business and establishing the brand portfolios. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•	An increase in working capital requirements to finance higher level of inventories and accounts receivable,

•	Addition of administrative and sales personnel as the business grows,

•	Increases in advertising, public relations and sales promotions for existing and new brands as the company expands within existing markets or enters new markets,

•	Development of new brands to complement our current celebrity portfolio, and

•	The cost of being a public company and the continued increase in costs due to governmental compliance activities.

Net Cash Used in Operating Activities

A substantial portion of our available cash has been used to fund operating activities. In general, these cash funding requirements are based on operating losses, driven principally by our sizeable investment in selling and marketing, and general expenses. The business has incurred significant losses since inception.

For the period ended March 31, 2009, net cash used in operating activities was $188,087, consisting primarily of losses from operations of $723,219, offset by a non-cash charge for stock-based compensation of $89,507, decreases in receivables of $454,657, decreases in inventories of $63,351 and increases in accrued expenses of $244,538. The uses of cash consisted of a reduction in accounts payable of $56,679, and an increase in prepaid expenses and other current assets (excluding non-cash stock-based compensation) of $20,334.

For the year ended December 31, 2008, net cash used in operating activities was $1,579,707, consisting primarily of losses from operations of $3,679,333, offset by a non-cash charge for stock-based compensation of $640,873, decreases in receivables of $7,116, decreases in inventories of $580,919 and increases in accrued expenses of $611,974. The uses of cash consisted of a reduction in accounts payable of $236,276, and an increase in prepaid expenses and other current assets (excluding non-cash stock-based compensation) of $76,952.

Net Cash Used in Investing Activities

For the period ended March 31, 2009 and 2008, net cash used in investing activities was $5,149 and $0, respectively.

For the year ended December 31, 2008 and 2007, net cash used in investing activities was $0 and $6,994, respectively, in the latter case reflecting small investments in office equipment.

Net Cash Provided by Financing Activities

For the period ended March 31, 2009, funds provided from financing activities amounted to $(193,277). The negative number represents the raise of $100,000 through the sale of Common Stock, and $293,277 repayment of debt.

For the year ended December 31, 2008, funds provided from financing activities amounted to $1,547,013.  The funds consisted of the issuance of 7% convertible notes in the principal amount of $150,000, 9% convertible debentures in the principal amount of $105,000 and interim loan convertible promissory notes in the principal amount of $1,000,000; loans from Richard DeCicco, President of Harbrew, in the amount of $136,040 and a loan from an individual lender in the amount of $15,000. Offsetting these sources of funds were repayments to Capstone Business Credit, LLC, our purchase order financier, of $300,889, and the repayment of $100,000 due on our 10% notes.

We anticipate that we will need to make significant expenditures during the next 12 months, contingent upon raising capital.  These anticipated expenditures are for advertising, marketing, promotional items, overhead and working capital purposes. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. We anticipate that we will require up to $7,500,000 for funding our plan of operations for the next twelve months, depending on revenues, if any, from operations.

By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits.  However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

We will still need additional investments in order to continue operations to cash flow break even. We are seeking additional investments, but we cannot guarantee that we will be able to obtain such investments.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the lack of a trading price of our common stock and a downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

Impact of Inflation

We expect to be able to pass inflationary increases for raw materials and other costs on to our customers through price increases, as required, and do not expect inflation to be a significant factor in our business.

Seasonality

Although our operating history is limited, we do not believe our products are seasonal.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

A summary of significant accounting policies is included in Note 2 to the audited consolidated financial statements for the year ended December 31, 2008. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company's operating results and financial condition.

MANAGEMENT

Appointment of New Directors

Effective 10 days after the Closing Date of the Merger Agreement, we appointed Richard J. DeCicco as our new director to our board, President and CEO, and hired William S. Blacker as our CFO and Senior Vice President of Finance and Administration.  Furthermore, concurrent with the appointment of the new officers and directors, Mr. Edd Cockerill, our former Chief Executive Officer, Chief Financial Officer, Secretary and Director, resigned from these positions.

The following table sets forth the names, ages, and positions of our new executive officers and directors effective 10 days after the Closing Date. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION

Richard J. DeCicco	52	Chairman, President and Chief Executive Officer

William S. Blacker	65	Chief Financial Officer and Senior Vice President of Finance and Administration

A brief biography of each officer and director are more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

Our wholly-owned subsidiary, Harbrew New York, entered into employment contracts with Richard J. DeCicco on January 23, 2008 and with William S. Blacker on October 1, 2007.

Richard DeCicco’s term of employment is for a term of five (5) years (commencing January 23, 2008) and he is entitled to a salary of $265,000 for 2009.  Additionally, Mr. DeCicco shall be entitled to medical, disability and dental insurance, retirement benefits and a Company provided automobile.  Lastly, Mr. DeCicco is entitled to the grant of 1,000,000 options of which 200,000 shall vest each year Mr. DeCicco is employed with the Company.

Bill Blacker’s term of employment is three (3) years (commencing October 1, 2007) and he is entitled to a salary of $150,000 for the first year and a raise of 5% per annum.  As a sign-on incentive, Mr. Blacker is entitled to the grant of 100,000 options for each year of employment with an exercise price of $0.50 per share for the first 100,000 options, $0.75 per share for the second year options, and $1.00 for the third year options. Additionally, Mr. Blacker shall be entitled to medical, disability and dental insurance, retirement benefits and an automobile allowance of $350 per month.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives, however, we intend to adopt one in the near future.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all cash compensation paid by Iconic Brands, for the year ended December 31, 2008 and 2007.  The table below sets forth the positions and compensations for each person at Iconic Brands.

Name and Principal Position	Year	Salary	Bonus ($)	Stock Award ($)	Option Award ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-Qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Edd Cockerill, former	2008	0	0	0	0	0	0	0	0
Chairman and CEO (1)	2007	5,000	0	0	0	0	0	0	5,000

Richard J. DeCicco, President, CEO	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
and Director (2)	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

William S. Blacker, CFO and Senior Vice President Finance and	2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Administration (2)	2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)
On June 10, 2009, we acquired Harbrew in the Merger Transaction and in connection with the change of control contemplated by the Merger Transaction, Edd Cockerill tendered his resignation from the board of directors and from all offices held in the Company, effective 10 days after the Closing.

(2)
In connection with the Merger Transaction on June 10, 2009, Richard J. DeCicco was appointed as the sole director, President and CEO of the Company, and William S. Blacker was elected as the CFO and Senior Vice President of Finance and Administration of the Company effective 10 days after the Closing.  Therefore, these two individuals did not receive any compensation from us during fiscal years 2007 and 2008.

Option Grants

We do not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.  We do, however, anticipate adopting a non-qualified stock option plan where we will be granting our officers options to purchase shares of common stock pursuant to the terms of their employment agreements.  But, no such plan has been finalized or adopted.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding our common stock beneficially owned on June 15, 2009, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

	Title of Class, Amount, Nature and Percentage of Beneficial Ownership(1)
	Common Stock(2)		Series A Preferred Stock (3)		Percent of Combined Voting Power of All Classes (4)
Name and Address of Beneficial Owner	No. of Shares	Percent of Class	No. of Shares	Percent Of Class
Richard DeCicco	15,981,319	37.24%	1	66.7%	79%
Donald Chadwell	2,592,982	6.04%	0	0	2%
William S. Blacker	100,000	*	0	0	*%
Edd Cockerill	0	0	0	0	0
All executive officers and directors, as a group (2 person)	16,081,319	37.48%	1	66.7%	79%

* less than 1%

(1)
Unless otherwise indicated, the persons or entities identified herein have sole voting and investment power with respect to the shares shown as beneficially held by them, subject to community property laws where applicable.

(2)
Applicable percentage of ownership is based on 42,908,984 shares of Common Stock outstanding as of June 15, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Act of 1934 and generally includes voting or investment power with respect to such securities. Shares of Common Stock subject to securities exercisable for or convertible into shares of Common Stock that are currently exercisable or exercisable within sixty (60) days are deemed to be beneficially owned by the person holding such options, warrants, rights, conversion privileges or similar obligations, for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Applicable percentage ownership is based on one (1) share of Series A Preferred Stock outstanding as of June 15, 2009 and calculated by taking the voting power of the Series A as included with the class of Common Stock.

(4)
Applicable percentage of combined voting power is based on (i) 42,908,984 shares of Common Stock, and (ii) one (1) shares of Series A Preferred Stock, which votes together as a single class with the Common Stock on all matters subject to stockholder approval and has voting power equal to two (2) votes for every share of Common Stock outstanding.

DESCRIPTION OF SECURITIES

As of June 15, 2009, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share, and 100,000,000 shares of preferred stock, par value $0.00001 per share.  As of June 15, 2009 and immediately after Closing, an aggregate of 42,908,984 shares of Common Stock were outstanding, including shares issued pursuant to the Closing.  There are 916,604 shares of Preferred Stock issued and outstanding of which 1 share is Series A Preferred Stock and 916,603 shares are Series B Preferred Stock.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at times and in amounts as our board of directors may determine.  Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders.  Cumulative voting is not provided for in our articles of incorporation, or any amendments thereto, which means that the majority of the shares voted can elect all of the directors then standing for election.  The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption.  Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.  There are no sinking fund provisions applicable to the Common Stock.  The outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon conversion of the Warrants will be, fully paid and non-assessable.

Preferred Stock

The Company’s certificate of incorporation authorizes the issuance of 100,000,000 shares of preferred stock $0.00001 par value with designations, rights and preferences determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue up to 100,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•	the number of shares and the designation of the series;

•
whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•
whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•
the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

Preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

In connection with the Merger Transaction, we have designated two (2) classes of preferred stock as follow:

Series A Preferred Stock

On June 10, 2009, the Board of Directors designated up to one (1) share of series A preferred stock, par value $0.00001 per share (the “Series A Preferred Stock”) with such designations, powers, preferences and rights, qualifications, limitations and restrictions as set forth in the Certificate of Designation of Series A Preferred Stock included in the Article of Amendment to the Articles of Incorporation.  A copy of the Certificate of Designation for the Series A Preferred Stock is attached as Exhibit 3.3.

The one share of Series A Preferred Stock was issued to Richard DeCicco, the President, Chief Executive Officer and Director of the Company.

The holder of the share of Series A Preferred Stock shall vote together with the holders of the Common Stock and shall have two (2) votes for every share of Common Stock Deemed Outstanding (as defined below) and entitled to a vote on all matters submitted to the shareholders.  “Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Corporation), plus (x) the maximum total number of shares of Common Stock issuable upon the exercise of the Options, as of the date of such issuance or grant of such Options, if any, and (y) the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.

The holder of the share of Series A Preferred Stock does not have any conversion or dividend rights.

Series B Preferred Stock

On June 10, 2009, the Board of Directors designated up to 1,000,000 share of series B preferred stock, par value $0.00001 per share (the “Series B Preferred Stock”) with such designations, powers, preferences and rights, qualifications, limitations and restrictions as set forth in the Certificate of Designation of Series B Preferred Stock included in the Article of Amendment to the Articles of Incorporation. The stated value amount of the Series B Preferred Stock is Two Dollars ($2) per share. A copy of the Certificate of Designation for the Series A Preferred Stock is attached as Exhibit 3.3.

The Company issued 916,603 shares of Series B Preferred Stock to Capstone pursuant to the Termination Agreement.

Holders of Series B Preferred Stock may at their option convert all or any portion of their shares of Series B Preferred Stock into Common Stock of the Company at any time or from time to time. The conversion price is Two Dollars ($2) per share, provided, however, if the market price shall be less than Two Dollars ($2) per shares at any one or more conversion date then the Series B Conversion Price shall be equal to 100% of the VWAP per share of Common Stock, as traded on any National Securities Exchange, for the twenty (20) Trading Days immediately prior to the conversion date, or such other dollar amount (or fraction thereof) into which such Series B Conversion Price may be adjusted.

Holders of the Series B Preferred Stock shall vote together as a separate class on all matters which impact the rights, value or conversion terms, or ranking of the Series B Preferred Stock, as provided herein.  Except as set forth above, the Series B Preferred Stock shall not vote on any matter submitted to the stockholders of the Company and holder(s) of the Series B Preferred Stock shall have no other voting rights.

In addition, the holders of the Series B Preferred Stock are entitled to liquidation preference and piggy-back registration rights.

Warrants or Options

At the Closing of the Merger Transaction, we issued three classes of warrants: (a) a five (5) year warrant to purchase 100% of the shares of Common Stock issuable upon conversion of the Old Notes exercisable at a price of $1.00 per share (the “Class A Warrant”), and (b) a five (5) year warrant to purchase 100% of the shares of Common Stock issuable upon conversion of the Old Notes exercisable at a price of $1.50 per share (the “Class B Warrant”); and (c) a Class C Warrant to Capstone pursuant to the Termination Agreement which is a three (3) year warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $0.50 per share.

Convertible Notes

We have $446,846 worth of 7% convertible promissory notes that were entered into in 2007.  These notes are convertible into Common Stock at a conversion price of $0.50 per share.  At Closing, a total of $2,203,154 worth of the convertible notes converted into 4,406,307 shares of Common Stock.  There are still, however, $446,846 of the convertible notes outstanding that can convert into 893,692 shares of Common Stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is traded on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “ICNB.OB.”  There is, however, no public trading market for our common stock.

Holders

As of June 15, 2009, 42,908,984 shares of Common Stock are issued and outstanding.  There are approximately 325 shareholders of our Common Stock.

Transfer Agent and Registrar

Island Stock Transfer Corp. is currently the transfer agent and registrar for our Common Stock.  Its address is 100 Second Avenue South, Suite 104N, St. Petersburg, FL 33701.  Its phone number is (727) 289-0010.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.  In addition, we currently have no plans to pay such dividends.  However, even if we wish to pay dividends, because our cash flow is dependent on dividend distributions from our affiliated entities in PRC, we may be restricted from distributing dividends to our holders of shares of our common stock in the future if at the time we are unable to obtain sufficient dividend distributions from and of Iconic Brands. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.  See “Risk Factors.”

Equity Compensation Plan Information

The following table sets forth certain information as of June 15, 2009, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	_________________	_________________	_________________
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	None
Plans approved by
Security holders

Equity compensation	None
Plans not approved
By security holders
Total

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

On or about January 24, 2008, Connecticut Container Corp., a wholesale distributor of packaging materials, initiated litigation against us in the Supreme Court of the State of New York in Nassau County (Docket No. 1458/08).  The plaintiff had demanded payment of an aggregate of $31,693 in connection with certain amounts allegedly owed by us.  On August 7, 2008, we settled the litigation for the full amount. We agreed to pay one-half of such amount on each of August 20, 2008 and September 20, 2008.  We paid $24,500 and due to non-payment of the remaining amount a judgment for $7,443 was issued against us by the court.

On February 14, 2008, Chester Stewart, an individual, initiated a lawsuit in the State of Connecticut Superior Court (Docket No. D.N. HHD CV08-5018180S) alleging breach of a promissory note in the amount of $100,000.  We have retained counsel and are defending the action.  Negotiations continue and we have responded to all allegations as of the filing date of this report.

On or about July 24, 2008, Elite Marketing Concepts, a wholesale distributor of wine, initiated litigation against us in the Supreme Court of New York in Nassau County (Docket No. 08-009338).  The plaintiff has demanded payment in the amount of $32,270 for goods sold and delivered to us by the plaintiff.  On August 15, 2008, we reached an agreement to pay Elite $29,000 in two equal payments.  We paid the first $14,500 and due to non-payment a judgment was issued against us on June 5, 2009 in the amount of $9,679.

On October 23, 2008, Thermo Plastic Tech, Inc., a manufacturer of thermo plastic material, initiated litigation against us in the Superior Court of New Jersey Law Division, Civil Part, Union County (Docket No. UNN-L-3062-08). The plaintiff has demanded payment in the amount of $30,292 for goods sold and delivered to us by the plaintiff. The court issued a judgment against us in the amount of $30,292.

On November 11, 2008, Albea, S.P.A d/b/a/ Agribon SRL, a wine maker in Italy, initiated litigation against us in the Supreme Court of the State of New York in Nassau County (Docket No. 08-20104). The plaintiff has demanded payment in the amount of 22,260 Euros (approximately $29,574). On April 29, 2009, the court issued a judgment against us in the amount of $33,593.

We believe that the ultimate resolution of these matters will not have a material adverse effect on our financial condition or operations. Apart from the legal proceedings noted in the previous paragraphs, we are not party to any legal proceedings, nor are we aware of any contemplated or pending legal proceedings against us.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The General Corporation Law of Nevada provides that directors, officers, employees or agents of Nevada corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

Webb & Company, P.A. (“Webb & Co.”) has served as our independent auditor in connection with the audits of our fiscal years ended November 30, 2008 and 2007, and review of the subsequent interim period through February 28, 2009.  In connection with this Merger, our board of directors recommended and approved the appointment of Michael T. Studer CPA P.C. (“Studer”) as the independent auditor for Iconic Brands and Harbrew.

During the fiscal years ended November 30, 2008 and 2007 and through the date hereof, neither us nor anyone acting on our behalf consulted Studer with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Iconic Brands’ financial statements, and neither a written report was provided to us or oral advice was provided that Studer concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

For a more detailed discussion of our change in auditor, please refer to Item 4.01, below.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, on June 10, 2009, we issued 27,151,984 shares of our Common Stock to individuals and entities as designated by Harbrew and certain creditors of Harbrew in exchange for 100% of the outstanding shares of Harbrew. The 27,151,984 shares of Common Stock consist: (i) 24,592 shares issued to Harbrew Florida shareholders; (ii) 2,086,973 shares issued to Danny Devito and its affiliates for consultant services; (iii) 4,406,307 shares issued to noteholders in consideration for the conversion of the Old Notes; (iv) 1,000,000 shares issued to Capstone pursuant to the Termination Agreement; and (v) 19,634,112 shares issued to Harbrew management and employees as compensation.  Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.

Pursuant to the Termination Agreement on June 10, 2009, we issued a $500,000 7% Promissory Note to Capstone.  We also issued $1,833,205 worth of our Class B Preferred (which is equal to 916,603 shares of Series B Preferred Stock) to Capstone. The Class B Preferred Stock shall have a value of $2.00 per share.  These securities are issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

i
On June 10, 2009, we dismissed Webb & Company, P.A. (“Webb & Co.”) as our independent registered public accounting firm. The Board of Directors (the “Board”) of the Company approved such resignation on June 10, 2009.

ii	The Company’s Board of Directors participated in and approved the decision to change our independent registered public accounting firm.

iii
Webb & Co.’s reports on the financial statements of the Company for the years ended November 30, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph regarding the Company’s ability to continue as a going concern.

iv
In connection with the audit and review of the financial statements of the Company through June 10, 2009, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Webb & Co.’s opinion to the subject matter of the disagreement.

v
In connection with the audited financial statements of the Company for the years ended November 30, 2008 and 2007 and interim unaudited financial statement through June 10, 2009, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi
The Company provided Webb & Co. with a copy of this Current Report on Form 8-K and requested that Webb & Co. furnish it with a letter addressed to the SEC stating whether or not they agree with the above statements. The Company has received the requested letter from Webb & Co., and a copy of such letter is filed as Exhibit 16.1 to this Current Report Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

i
On June 10, 2009, the Board appointed Michael T. Studer CPA P.C. (“Studer”) as the Company’s new independent registered public accounting firm. The decision to engage Studer was approved by the Company’s Board of Directors on June 10, 2009.

ii
Prior to June 10, 2009, the Company did not consult with Studer regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Merger Agreement, on June 10, 2009, we issued 27,151,984 shares of our Common Stock to entities designated by Harbrew in exchange for the transfer of 100% of the outstanding shares of Harbrew capital stock to us.  As such, immediately following the Merger, the entities designated by Harbrew hold approximately 63.3% of the total combined voting power of all classes of our outstanding stock entitled to vote.

In connection with the Closing of the Merger Transaction, and as explained more fully in the above Item 2.01 under the section titled “Management” and below in Item 5.02 of this Current Report on Form 8-K dated June 10, 2009, Mr. Edd Cockerill resigned as a member of our board of directors effective 10 days after the Closing Date.  Further, effective 10 days after the Closing Date and in connection with the resignation of Mr. Cockerill, Richard J. DeCicco (the “New Director”) was appointed as member of our board of directors.  Finally, effective 10 days after the Closing Date, our New Director appointed Richard J. DeCicco as our President and Chief Executive Officer, William S. Blacker as our Chief Financial Officer and Senior Vice President Finance and Administration.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

Effective 10 days following the Closing Date, Edd Cockerill resigned as the sole member of our board of directors. There were no disagreements between him and us or any officer or director of the Company.

(b)   Resignation of Officers

Effective 10 days following the Closing Date, Edd Cockerill resigned as our President, Treasurer, and Secretary.

(c)   Appointment of Directors

Effective 10 days following the Closing Date, the following person was appointed as member of the Board of Directors:

NAME	AGE	POSITION
Richard J. DeCicco	52	Chairman

The business background descriptions of the newly appointed director are as follows:

Richard J. DeCicco has served as our President and Secretary and as a director since May 2007.  Mr. DeCicco served as President of Harbrew New York since its inception in September 1999.  For more than 30 years, he has been a senior executive and thought leader in the wine and spirits industry.  In addition to having been the national provider for The Paddington Corporation brands through the 1990s, Mr. DeCicco pioneered what is now known within the field as Value Added Packaging.  Mr. DeCicco’s creativity, market savvy and brand development knowledge has dramatically increased sales and brand recognition for Bailey’s, SKYY and J&B Scotch.

Family Relationships

There are no family relationships between the officers or directors of the Company.

(d) Appointment of Officers

Effective 10 days after the Closing Date, the newly appointed director described above in Item 5.02(c) appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

NAME	AGE	POSITION
Richard J. DeCicco	52	President and Chief Executive Officer
William S. Blacker	65	Chief Financial Officer and Senior Vice President of Finance and Administration

Please see Section 5.02(c) of this current report for all officers who are also directors, whose information is herein incorporated by reference.

The business background descriptions of the newly appointed officer who is not also director are as follows:

William S. Blacker has served as our Chief Financial Officer and Vice President of Finance and Administration since October 2007.  Previously, from November 2002 to September 2007, Mr. Blacker served as the Senior Vice President of the Israel Humanitarian Foundation, a non-profit organization, where he was responsible for treasury and accounting functions.  From 1999 through 2002, Mr. Blacker served as Vice President at Harbor Industries (U.S) Ltd., a spirits company.  Mr. Blacker received a B.S. degree in Accounting from Long Island University and completed an Executive Program at Columbia University.

(e) Employment Agreements of the Executive Officers

The Company assumed the employment agreement between Harbrew New York, Richard J. DeCicco and William S. Blacker on June 10, 2009.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Merger Agreement, on May 7, 2009 we filed with the Secretary of State for the State of Nevada a Certificate of Amendment to our Certificate of Incorporation changing our name to “Iconic Brands, Inc.” to better reflect our business plan. A copy of the Certificate of Amendment to Articles of Incorporation is attached hereto as Exhibit 3.2.

On June 10, 2009, pursuant to the Merger Agreement, the Board of Directors adopted a resolution by unanimous written consent changing its fiscal year end from November 30 to December 31.   This change was made to be consistent with the fiscal year of the merging company, Harbrew New York, that is now our wholly-owned subsidiary and the operating company.

On June 10, 2009, we filed with the Secretary of State for the State of Nevada a Certificate of Amendment to our Certificate of Incorporation designating the rights of our Series A Preferred Stock.  A copy of the Certificate of Designation for our Series A Preferred Stock is attached hereto as Exhibit 3.3.

On June 10, 2009, we filed with the Secretary of State for the State of Nevada a Certificate of Amendment to our Certificate of Incorporation designating the rights of our Series B Convertible Preferred Stock.  A copy of the Certificate of Designation for our Series B Preferred Stock is attached hereto as Exhibit 3.4.

Item 5.06 Change In Shell Company Status

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Merger.  As a result of the Merger, Harbrew became our wholly owned subsidiary and became our main operational business.  Consequently, we believe that the Merger has caused us to cease to be a shell company.  For information about the Merger, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Consolidated Financial Statements of Harbrew as of December 31, 2007 and 2008 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

The Unaudited Consolidated Financial Statements of Harbrew as of March 31, 2009 and 2008 are filed as Exhibit 99.2 to this current report and are incorporated herein by reference.

(b)  PRO FORMA FINANCIAL INFORMATION.

None.

(c)  SHELL COMPANY TRANSACTIONS

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated June 10, 2009, among the Company, Merger Sub, Harbrew Florida and Harbrew New York
3.1
Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on October 21, 2005
(incorporated herein by reference to the SB-2 Registration Statement filed on November 30, 2007)

3.2	Certificate of Amendment to Certificate of Incorporation changing the corporate name filed with the Secretary of State of Nevada
3.3	Certificate of Designations for the Series A Preferred Stock, filed with the Secretary of State of Nevada on June 10, 2009
3.4	Certificate of Designations for the Series B Preferred Stock, filed with the Secretary of State of Nevada on June 10, 2009
3.5	Certificate of Merger between Paw Spa Acquisition, Inc. and Harbrew New York filed in Nevada
3.6	Certificate of Merger between Paw Spa Acquisition, Inc. and Harbrew New York filed in New York
10.1	Termination Agreement by and between Harbrew Imports, Ltd., Capstone Business Credit, LLC and Capstone Capital Group I, LLC, dated June 10, 2009
10.2	7% Unsecured Promissory Note
10.3	Form of Conversion Agreement
10.4	Addendum to License Agreement with Seven Cellos, LLC
16.1	Letter from Webb & Company, P.A.
99.1	The Audited Consolidated Financial Statements of Harbrew as of December 31, 2008 and 2007
99.2	The Unaudited Consolidated Financial Statements of Harbrew as of March 31, 2009 and 2008

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIC BRANDS, INC.

Date: June 15, 2009	By:	/s/ Richard DeCicco
Richard DeCicco President, Chief Executive Officer and Director

Date: June 15, 2009	By:	/s/ William S. Blacker
William S. Blacker Senior Vice President of Finance and Administration & Chief Financial Officer